Exhibit 10.8

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of June 7, 2005, between IAC/InterActiveCorp, a Delaware corporation (“IAC” or the “Corporation”), and Barry Diller (the “Optionee”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.             Grant of Stock Options.

Subject to the provisions of this Agreement, the provisions of the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (the “Plan”) and approval of the Plan by the Corporation’s stockholders, the Corporation hereby grants to the Optionee as of June 7, 2005 (the “Grant Date”) (i) an option  to purchase 4,800,000 shares of common stock of the Corporation, par value $.01 per share (“Common Stock”), at the exercise price of $32.03 per share and (ii) an option to purchase 2,800,000 shares of Common Stock at the exercise price of $43.12 per share (collectively, the “Stock Options”).  The Stock Options shall be Nonqualified Stock Options.  Unless earlier terminated pursuant to the terms of this Agreement, the Stock Options shall expire on the tenth anniversary of the Grant Date.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.

2.             Exercisability of the Stock Options.

The Stock Options shall become vested and exercisable with respect to 100% of the shares of Common Stock covered thereby on the fifth anniversary of the Grant Date, subject to the Optionee’s continued employment through such anniversary and Paragraphs 4 and 6 of this Agreement.  Upon the Optionee’s Termination of Employment, the portion of the Stock Options that is not vested as of such date, in accordance with the foregoing provisions of this Paragraph 2 or the provisions of Paragraphs 4 and 6 of this Agreement, shall cease vesting and terminate immediately.

3.             Method of Exercise of the Stock Options.

(a)           The vested portion of the Stock Options shall be exercisable by delivery to the Corporation of a written notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased.  The Stock Options may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Stock Options are then exercisable if less than 100).  Fractional share interests shall be disregarded except they may be accumulated.

(b)           The exercise price of the Stock Options shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Corporation; (ii) by exchange (or attestation) of shares of unrestricted Common Stock already owned by the Optionee and having an aggregate Fair Market Value equal to the aggregate purchase price, provided, that the Optionee represents and warrants to the Corporation that the Optionee holds the shares of Common Stock free and clear of liens and encumbrances; (iii) unless the Committee determines otherwise, by withholding a number of shares of Common Stock having a Fair Market Value equal to the aggregate purchase price; or (iv) by any other procedure approved by the Committee, or by a combination of the foregoing.

4.             Death or Disability of the Optionee or Termination by Employee for Good Reason or by the Corporation without Cause.

In the event of the Optionee’s Termination of Employment due to death, Disability, by the Optionee for Good Reason or by the Corporation without Cause (each a “Qualifying Termination”), the Stock Options shall vest and be exercisable with respect to a percentage of the shares of Common Stock covered thereby equal to 20% for each full year of the Optionee’s completed service with the Corporation from the Grant Date through the Qualifying Termination.  The portion of the Stock Options, if any, which are exercisable at the time of such Qualifying Termination may be exercised by the Optionee (or the Optionee’s guardian or legal representative or beneficiary, in the event of the Optionee’s Disability or death) at any time prior to the first to occur of (a) one (1) year after such Qualifying Termination or (b) the expiration date of the Stock Options.

For purposes of this Agreement, “Good Reason” means, any of the following actions taken without the Optionee’s prior written consent:  (A) a reduction in the Optionee’s rate of annual base salary from the rate of annual base salary in effect for the Optionee, (B) a relocation of the Optionee’s principal place of business more than 35 miles from New York City or (C) a material and demonstrable adverse change in the nature and scope of the Optionee’s duties from those in effect on the Grant Date.  Following the effective time of the spin-off (the “Spin-Off”) of Expedia (“Expedia”) by the Corporation (the “Effective Time”), the Optionee’s salary for purposes of determinations under clause (A) above, and duties for purposes of determinations under clause (C) above, will be based upon the salaries and duties, respectively, of Optionee at the Corporation and Expedia, as applicable.

5.             Termination of Employment by the Optionee without Good Reason or by Corporation for Cause.

(a)           In the event of the Optionee’s Termination of Employment by the Optionee without Good Reason, the portion of the Stock Options, if any, which is exercisable at the time of such Termination of Employment (including any portion of the Stock Options that have vested as a result of a Change in Control in accordance with Paragraph 6 of this Agreement) may be exercised prior to the first to occur of (a) the first anniversary of such Termination of Employment or (b) the expiration date of the Stock Options.

(b)  In the event of the Optionee’s Termination of Employment for Cause, the entire Stock Options (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination of Employment.  In the event the Optionee exercised the Stock Options within one year prior to the Optionee’s Termination of Employment for Cause, the Corporation shall be entitled to recover from the Optionee at any time within two (2) years following such exercise, and the Optionee shall pay over to the Corporation, the excess of the aggregate Fair Market Value of the Common Stock subject to such exercise on the date of exercise over the aggregate exercise price of the Common Stock subject to such exercise.

(c)           Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Corporation or any of its Subsidiaries or affiliates or interfere in any way with the right of the Corporation or any such Subsidiaries or affiliates to terminate the Optionee’s employment at any time.

6.             Change in Control.

In the event of a Change in Control of the Corporation (as defined below), each Stock Option shall vest and be exercisable with respect to a percentage of the shares of Common Stock covered thereby equal to 20% plus an additional 20% for each full year of the Optionee’s completed service with the Corporation from the Grant Date through the Change in Control.  For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan; provided, that, no Change in Control shall occur under this Agreement so long as Optionee has sufficient voting power with respect to the Corporation (or ultimate parent entity of the company resulting from such Change in Control transaction) such that, taking into account all of the circumstances, he effectively controls the election of a majority of the Board of the Corporation or the board of directors of such ultimate parent entity (it being understood that, depending upon the circumstances, the Optionee may exercise effective control even if he has the right to vote shares representing significantly less than a majority of the total voting power of the Corporation in the election of directors).  Following a Change in Control, vesting of those portions of the Stock Options, if any, which did not vest as a result of the Change of Control will continue pursuant to the other terms of this Agreement.

7.             Nontransferability of the Stock Options.

Unless the Committee determines otherwise, the Stock Options are non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or, as set forth in Section 5(j) of the Plan, to the Optionee’s family members or to a charitable organization, and the Stock Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

8.             Rights as a Stockholder.

Neither Optionee nor any transferee of the Stock Options shall have any rights as a stockholder with respect to any shares covered by such Stock Options until the date of the issuance of a stock certificate to such individual for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

9.             Adjustment in the Event of Change in Stock.

Immediately following the Effective Time, the Stock Options will be adjusted and vesting conditions will be set in the manner set forth in Section 5.3(d) of the Employee Matters Agreement by and between the Corporation and Expedia, Inc. (the “EMA”).  Following the adjustments in Section 5.3(d) of the EMA, the term “Stock Options” (when used in this Agreement) shall cover any securities into which Stock Options are adjusted and the term “Common Stock” (when used in this Agreement) shall cover any securities into which Common Stock is adjusted, any adjustments of the Stock Options in the event of future corporate transactions with respect to the Corporation or changes in the Common Stock shall be effectuated based upon the adjustment provisions of the Plan or any successor plan with respect to the Stock Options, and with respect to Stock Options adjusted into stock options for the common stock of Expedia (“Expedia Common Stock”) the term “Corporation” (when used in this Agreement) shall refer to Expedia.  Following the adjustments in Section 5.3(d) of the EMA, employment with IAC, corporate transactions with respect to IAC and changes in Common Stock of IAC shall not affect the Stock Options for Expedia Common Stock, and employment with Expedia, corporate transactions with respect to Expedia and changes in the Common Stock of Expedia shall not affect the Stock Options for IAC Common Stock.

10.           Payment of Transfer Taxes, Fees and Other Expenses.

The Corporation agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Stock Options, together with any and all other fees and expenses necessarily incurred by the Corporation in connection therewith.  Notwithstanding the foregoing, the Optionee shall be solely responsible for any other taxes (including, without limitation, federal, state, local or foreign income, social security, withholding, estate or excise taxes) that may be payable as a result of the Optionee’s participation in the Plan or as a result of the exercise of the Stock Options and/or the sale, disposition or transfer of any shares of Common Stock acquired upon the Optionee’s exercise of the Stock Options.

11.           Other Restrictions.

The exercise of the Stock Options shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.           Taxes and Withholdings.

No later than the date of exercise of the Stock Options granted hereunder, the Optionee shall pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Options and the Corporation shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Options.  The Optionee may settle this withholding obligation with Common Stock, including the Common Stock that is otherwise to be received upon exercise of the Stock Options, unless the Committee determines otherwise.

13.           Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Optionee:

Barry Diller
c/o IAC/InterActiveCorp
152 W. 57th Street
New York, NY 10019

If to the Corporation:

IAC/InteractiveCorp
Carnegie Hall Tower
152 West 57th Street
New York, NY  10019
Attention:  General Counsel
Facsimile:  (212) 632-9642

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 13.  Notice and communications shall be effective when actually received by the addressee.

14.           Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Corporation, and to any transferee or successor of the Optionee pursuant to Paragraph 7.

15.           Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

16.           Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17.           Conflicts and Interpretation.

This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, this Agreement shall control.  In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

18.           Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

19.           Amendment.

This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

20.           Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, as of the date first above written, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

IAC/INTERACTIVECORP

/s/ Gregory R. Blatt
Gregory R. Blatt
Executive Vice President, General Counsel & Secretary

/s/ Barry Diller
Barry Diller